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                      REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement"), dated September 22, 1999, by and between uniView Technologies Corporation, a Texas corporation (the "Company"), and Zirca Corporation, a Texas corporation ("Zirca").

      WHEREAS,  Zirca  and  the  Company  are  parties  to  that  certain
Acquisition  Agreement  (the  "Acquisition  Agreement"),  of  even   date
herewith;

     WHEREAS, pursuant to the Acquisition Agreement, Zirca will be issued 360,000 shares of the Company's Common Stock, par value $.10 per share (the "Company's Common Stock") in addition to cash as consideration for the purchase of the assets of Zirca;

      WHEREAS, to induce Zirca to enter into the Acquisition Agreement, the Company has agreed to grant the registration and other rights contained in this Registration Rights Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Definitions. As used in this Registration Rights Agreement, the following terms have the meanings indicated. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Acquisition Agreement.

          (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document.

          (b) The term "Registrable Securities" means the shares of the Company's Common Stock issued to Zirca pursuant to the Acquisition Agreement, any stock or other securities into which or for which such shares may hereafter be changed, converted or exchanged, and any other securities issued to the Holders of such shares of Company's Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger consolidation or similar transactions or events; provided that any such securities shall cease to be Registrable Securities to the extent that (i) a registration statement with respect to the sale of such securities shall have become effective under the Act, and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, or (ii) such securities shall have been transferred pursuant to Rule 144 promulgated under the Act.

          (c) The "Registrable Securities then outstanding" will be determined by the number of shares outstanding which are Registrable Securities.

          (d) The term "Capital Stock" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock, or any and all equivalent ownership interests.
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          (e)  The term "Holder" means Zirca, or any assignee thereof  in accordance with Section 10.

          (f) "Market Value" as of any date with respect to any security means the average of the Quoted Prices of such security for the twenty
(20) consecutive trading days immediately preceding such date; provided, however, that, if any stock split, stock dividend, subdivision or combination of Common Stock or issuance of Common Stock occurs with respect to such security during the period from the first of such consecutive trading days through the last of such consecutive trading days, the computation of Market Value shall be appropriately adjusted to take account of such event. If at any time such security is not listed or traded on any national securities exchange or quoted on Nasdaq or in the over-the-counter market, the Market Value shall be deemed an amount mutually agreed upon between the Company and Zirca, and if no agreement can be reached, then the Market Value of such security as of any date shall be the fair market value thereof as determined by an independent nationally recognized investment banking firm selected by investment banking firms chosen by each of the Company and Zirca. The Company and Zirca shall share equally all costs of all determinations of fair market value by such nationally recognized investment banking firm.

          (g)  "Nasdaq" means the Nasdaq Stock Market.

          (h) "Quoted Price" of any security for any date shall be the last reported sales price (or, in case no such sale takes place on such date, the average of the reported closing bid and ask prices) of such security as reported by the principal national securities exchange on which such security is listed or traded, or as reported by Nasdaq or if such security is neither so reported nor so listed or so traded, the average of the last reported bid and ask prices of such security in the over-the-counter market on such date.

     2.   Request for Registration.

          (a) If the Company receives at any time after the date which is six (6) months after the date hereof, a written request from a Holder(s) that the Company file a registration statement under the Act covering the registration of such Holder's or Holders' Registrable Securities (the "Initiating Holders"), then the Company will, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations set forth below and of subsection 2(b), effect as soon as practicable, and in any event shall use its best efforts to file within thirty (30) days after the expiration of the thirty (30) day period described below in this sentence, and to cause to become effective within sixty (60) days after the initial filing, a registration statement under the Act of all Registrable Securities then outstanding which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company.

          (b) In the event that any registration pursuant to this Registrations Rights Agreement shall involve, in whole or in part, an underwritten offering, the Company shall have the right to designate the underwriter or underwriters (the "Underwriter"), including the lead
managing  underwriter  of  such  underwritten  offering;  provided   such
Underwriters are nationally recognized.  In such event, the right of  any
Holder   to  include  such  Holder's  Registrable  Securities   in   such
registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in
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the  underwriting (unless otherwise mutually agreed by 66.7 % in interest of the Selling Holders and such Holder) to the extent provided in this Registration Rights Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in subsection 4(g)) enter into an underwriting agreement in customary form with the Underwriter. Notwithstanding any other provision of this Section 2, if the Underwriter advises the Selling Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company will so advise all Selling Holders of Registrable Securities which would otherwise be underwritten pursuant to this Registration Rights Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Selling Holders thereof,
including   the   Initiating  Holders,  in  proportion  (as   nearly   as
practicable) to the amount of Registrable Securities then outstanding owned by each Selling Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, the Company is obligated to effect only one (1) such registration pursuant to this Registration Rights Agreement; provided, however, that the Company shall be deemed to fulfill such obligation only (i) if the number of shares of Registrable Securities included in the registration statement has not been reduced pursuant to subsection 2(b) and (ii) when such registration has become effective and remained effective in compliance with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement and all of such Registrable Securities have been disposed of by the Holder; and, provided further, that the Company will pay all registration expenses in connection with any registration initiated at the request of a Holder to the extent provided below in Section 6.

          (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company, it would be materially detrimental to the Company and its stockholders for a registration statement to be filed or for sales to occur under an effective registration statement and it is therefore essential to defer the filing of or sales under such registration statement, the Company will have the right to (i) defer taking action with respect to such filing, for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; or (ii) if the registration statement is effective, request each Holder of securities thereunder not to (and upon receipt of such request each such Holder agrees not to) make any sales pursuant thereto for a period not to exceed five (5) days following such request; provided, however, that during either such period, the Company shall not be entitled to file any other registration statement relating to the Company's securities pursuant to any other outstanding registration rights agreement or for any other secondary offering; and provided further, that the Company shall not have the right to so defer such action more than once in each case in any twenty-four (24) month period.
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     3.   Company Registration.

           (a) The Company shall file a registration statement no later than the date which is five (5) months after the date of this Registration Rights Agreement, which registration statement shall include the 360,000 shares of the Company's Common Stock.

           (b) If at any time after the date hereof (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders and including the registration statement required to be filed within five (5) months after the date hereof pursuant to Section 3(a) above) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration of securities solely in connection with mergers, acquisitions, dividend reinvestment plans or stock option or award or other executive or employee benefit or compensation plans), or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company will, at such time, promptly give each Holder written notice of such registration no less than ten (10) days prior to the proposed filing date of such registration. Upon the written request of each Holder given within a ten (10) day period after receipt by such Holder of such notice by the Company, the Company will, subject to the provisions of Section 7, cause to be included in such registration under the Act all of the Registrable Securities that each such Holder has requested to be registered. The registration expenses of the Holders of the Registrable Securities incurred pursuant to this Section 3 shall be paid by the Company to the extent provided in Section 6 below. Notwithstanding the foregoing, the Company is obligated to accept a request from a Holder to include the Registrable Securities that each such Holder has requested to be registered pursuant to this Section 3 no more than five (5) times; provided, however, that the Company shall be deemed to fulfill such obligation only (i) if the number of shares of Registrable Securities included in the registration statement has not been reduced, and (ii) when such registration has become effective and remained effective in compliance with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement and all of such Registrable Securities have been disposed of by the Holder.

     4. Obligations of the Company. Whenever required under this Registration Rights Agreement to effect the registration of any Registrable Securities then outstanding, the Company will, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 60 days after such filing, and to keep such registration statement effective to the extent permitted by and subject to applicable law as necessary for all Selling Holders in such registration to have disposed of their Registrable Securities.
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          (b)   Prepare  and  file  with  the  SEC  such  amendments  and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify by no later than the effective date of the registration statement the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested in writing by the Holders, and take all other actions which may be reasonably necessary or advisable to enable the disposition of the Registrable Securities of the Holder in such jurisdictions covered by such registration statement; provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (f) Use its efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities.

          (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

          (h) Use its best efforts to furnish, at the request of 66.7% in interest of the Selling Holders requesting registration of Registrable Securities pursuant to this Registration Rights Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Registration Rights Agreement, if such securities are being sold through underwriters, or, in the case of (ii) below, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such
registration,  in  form  and  substance  as  is  customarily   given   to
underwriters in such an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the
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independent  certified public accountants of the  Company,  in  form  and substance as is customarily given by independent certified public accountants to underwriters in such an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (i) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed not later than the effective date of such registration statement, or, if similar securities are reported on Nasdaq or quoted in the over-the-counter market, cause all such Registrable Securities to be reported on Nasdaq or quoted in the over-the-counter market. If such Registrable Securities are not then listed on a national securities exchange or reported on Nasdaq or quoted in the over-the-counter market, use reasonable efforts to facilitate the listing, reporting or quoting of such Registrable Securities on a national securities exchange, Nasdaq or in the over-the-counter market, as the case may be.

          (j) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

          (k) Make available for reasonable inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration statement, any accountant or other agent retained by Zirca on behalf of such Holders or any one counsel selected by Zirca on behalf of such Holders as a group, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested, and cause the Company's officers, directors, employees and independent accountants to supply information reasonably requested by any Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement;
provided that the Company shall be under no obligation to disclose proprietary or privileged non-public information that the Company, in the opinion of the Company's counsel, is not required to be disclosed in such registration statement or in any prospectus in connection therewith.

          (l) Advise the Holders participating in such registration after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          (m) Within a reasonable period prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to the Holders participating in such registration and, except with respect to any registration pursuant to Section 3, refrain from filing any such registration statement, prospectus, amendment or supplement to which one counsel, selected by Zirca on behalf of such Holders as a group, shall have reasonably objected to on the grounds that such document does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under the applicable federal or state law and such filing will not violate applicable laws.
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          (n)   Otherwise use its reasonable best efforts to comply  with
all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

     5. Furnishing of Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to this Registration Rights Agreement with respect to the Registrable Securities of any Selling Holder that such Selling Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be required to effect the registration of such Holder's Registrable Securities.

     6. Expenses of Registration. The Company shall bear all expenses other than Selling Holder Expenses (as defined below) incurred in any Registration, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), messenger and delivery expenses, fees and expenses of complying with federal and state securities and Blue Sky laws, printing expenses and fees and disbursements of the independent certified public accountants (including for any special audits) and fees for the Company's counsel. Each Selling Holder shall bear his or her equitable share of any Selling Holder Expenses. "Selling Holder Expenses" shall consist of (i) Selling Holder's legal, accounting, consulting and advisory fees and costs and
(ii) any proportionate share of brokerage or underwriting fees, expenses or commissions.

     7. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company will not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting (which shall in all cases be reasonable) as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters). If the underwriter delivers a written opinion to the Selling Holders and the Company that the total amount of securities, including Registrable Securities, requested by such Selling Holders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of registrable securities then outstanding entitled or, in the alternative, requested to be included therein owned by each selling stockholder or in such other proportions as will mutually be agreed to by such selling stockholders) but, in no event will any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 2 be required to be excluded from such offering.

     8. Indemnification. If any Registrable Securities are included in a registration statement under this Registration Rights Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and their respective partners, officers, employees, directors and agents, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any other violation or alleged violation of the Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Act, or the Exchange Act or state securities laws; and the Company will pay to each such Holder, any legal or other expenses reasonably incurred by them (as incurred) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld or delayed), nor will the Company be liable in any such case to any Holder for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation (other than alleged violations) as ultimately determined by a final judgment of a court of competent jurisdiction which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company and each of its officers, employees, directors and agents, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation (other than alleged violations), in each case to the extent (and only to the extent) that such Violation consists of any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any other violation or alleged violation of the Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Act, or the Exchange Act or state securities laws , made in reliance upon and in conformity with written information furnished by such Holder expressly for use in such registration statement as ultimately determined by a final judgment of a court of competent jurisdiction; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8(b) (as incurred), in connection with investigating or defending any such loss,
claim,  damage,  liability,  or  action;  provided,  however,  that   the
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indemnity agreement contained in this subsection 8(b) will not  apply  to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld or delayed; and, provided further, that in no event will any indemnity under this subsection 8(b) exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party is inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. The payments required by this Section 8 will be made periodically throughout the course of investigation or defense, as and when bills are received or expenses incurred, provided that the indemnified party seeking reimbursement of expenses hereunder undertakes in a writing reasonably satisfactory to the indemnifying party, to repay all amounts previously paid over to the indemnified party if it is ultimately determined (by a final judgment of a court of competent jurisdiction) that such party is not entitled to indemnification hereunder.

          (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Registration Rights
Agreement, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

          (f)   The  obligations of the Company and  Holders  under  this
Section 8 will survive the completion of any offering of Registrable Securities in a registration statement under this Registration Rights Agreement, and otherwise.

     9. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 or other comparable provision of the Act ("Rule 144") promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied in all material respects with the reporting requirements of Rule 144, the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Registration Rights Agreement may be assigned (but only with all related obligations) by a Holder to transferee(s) or assignee(s) of such securities who, after such assignment or transfer, holds Registrable Securities; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned. Notwithstanding any assignment by a Holder of its registration and other rights hereunder in connection with its transfer of Registrable Securities, such Holder shall retain all such registration and other rights under this Registration Rights Agreement in respect of those Registrable Securities that it continues to hold.

     11.    No   Inconsistent  Agreements;  Limitations   on   Subsequent
Registration Rights.

          (a) The Company represents and warranties to Zirca that it is not a party to any agreement with respect to its securities which would prohibit it from fully performing its obligations hereunder.

          (b) From and after the date of this Registration Rights Agreement, the Company will not, without the prior written consent of the Holders of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included therein.

     12. Limitation on Sales. Holders shall sell no more than an aggregate of 90,000 shares of Common Stock in any six-month period.

     13. Termination of Registration Rights. No Holder will be entitled to exercise any right provided for in this Registration Rights Agreement after five (5) years following the date hereof.

     14. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders to include Registrable Securities in a registration undertaken pursuant hereto. However, nothing in this Registration Rights Agreement shall limit the Company's ability to register, offer and sell securities.

     15. Amendments and Waivers. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders.

       16. Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Registration Rights Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  in the case of the Company, to:

          uniView Technologies Corporation
          10911 Petal Street
          Dallas, Texas 75238
          Attention: Patrick Custer, CEO

          (b)  in the case of the Holder, to:

          Zirca Corporation
          13800 Senlac Drive
          Farmers Branch, Texas 75234
          Attention: Steve Kovac

     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three business days after the same shall have been deposited in the

United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

       17. Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Registration Rights Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the
Holder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Registration Rights Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof. Such remedies shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies the parties may have under this Registration Rights Agreement.

     18. Headings. The headings of this Registration Rights Agreement have been inserted as a matter of convenience and shall not affect the construction hereof.

     19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     20. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Registration Rights Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Registration Rights Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Registration Rights Agreement, except as expressly provided in this Registration Rights Agreement.

     21. Governing Law. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except for its rules with regard to the conflict of laws .

     22. Counterparts. To facilitate execution, this Registration Rights Agreement may be executed in counterparts; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind a party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on the counterparts. All counterparts shall collectively constitute a single agreement.


                     [Signatures on following page]

     IN   WITNESS  WHEREOF,  the  Company  and  Zirca  have  caused  this
Registration Rights Agreement to be signed in its name by its duly authorized representative as of the date first written above.

                              ZIRCA CORPORATION


                              By:  /s/  Steven Kovac
                              Name:  Steven Kovac
                              Title:    CFO


                              UNIVIEW TECHNOLOGIES CORPORATION


                              By:  /s/  Patrick A. Custer
                              Name:  Patrick A. Custer
                              Title:  President